Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

Sterling Financial Corporation

Spokane, Washington

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated March 8, 2011, relating to the consolidated financial statements of Sterling Financial Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.

/s/ BDO USA, LLP

December 17, 2013